EXHIBIT 99.1

City National Corp. Reports Second-Quarter 2009 Net Income of $6.8 Million

Total Deposits Grow 22 Percent to $14.5 Billion; Total Assets Grow 8 Percent to $17.7 Billion

LOS ANGELES, July 23, 2009 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent corporation of wholly owned City National Bank, today reported second-quarter 2009 net income of $6.8 million and net income available to common shareholders of $1.3 million, or $0.02 per share, which reflects the dividend paid on preferred stock under the United States Treasury Department's Capital Purchase Program.

Excluding after-tax charges of $5.5 million for City National's share of the FDIC's special assessment levied against all banks that hold insured deposits, as well as after-tax securities gains of $1.0 million, the company's second-quarter 2009 net income available to common shareholders totaled $5.8 million, or $0.11 per share(1). In the second quarter of 2008, the corporation earned $0.73 per share on net income of $35.5 million.

Year to date, City National's net income totaled $14.2 million, while net income available to common shareholders was $3.2 million, or $0.06 per share, on revenue of $412.0 million. Excluding after-tax charges of $15.8 million, or $0.32 per share, for the special FDIC assessment and net securities losses, City National's year-to-date net income available to common shareholders amounted to $19.0 million, or $0.38 per share(1). In the first half of 2008, the corporation earned net income of $79.5 million, or $1.64 per share, on revenue of $459.6 million.

City National also announced today that its board of directors has again declared a 2009 quarterly common stock cash dividend of $0.10 per share, payable on August 19, 2009 to stockholders of record on August 5, 2009.

SECOND-QUARTER 2009 HIGHLIGHTS

 * On May 5, 2009, City National netted $120 million in a highly successful common equity offering -- its first since 1993 -- that further strengthened the company's balance sheet.  City National's ratio of Tier 1 common shareholders' equity to risk-based assets was 9.31 percent at June 30, 2009(1).  (The regulatory minimum is
   4.00 percent.)  Its tangible common shareholders' equity to tangible assets was 7.35 percent, compared to 6.95 percent at
   June 30, 2008, and 6.91 percent at March 31, 2009(1).  Its second-quarter ratio of total equity to total assets was 12.31 percent, compared to 10.04 percent at June 30, 2008 and 12.10 percent at March 31 of this year.

 * Average deposit balances grew to a record $14.0 billion, up 20 percent from $11.7 billion in the second quarter of 2008 and 9 percent from $12.8 billion in the first quarter of this year.
   Average core deposits, which grew 20 percent from the second quarter of last year, amounted to 91 percent of total average balances.  Total deposits also reached a record high of $14.5 billion at June 30, 2009, up 22 percent from the year-ago period, and core deposits were up 23 percent to a record $13.3 billion.

 * Average loans were $12.4 billion, up 2 percent from the same period last year and down slightly from the first quarter of 2009.  In the second quarter of this year, the company renewed approximately $1.5 billion of loans and made approximately $900 million in new loan commitments.  About $591 million of these commitments were funded.

 * Second-quarter 2009 net income reflects a $70 million provision for credit losses.  After net charge-offs of $56.7 million, the second-quarter provision added a net total of $13.3 million to City
   National's allowance for loan and lease losses.  The corporation's allowance increased to $256.0 million, or 2.06 percent of total loans and leases, compared to $241.6 million, or 1.96 percent of total loans and leases, at the end of the first quarter of 2009.
   City National also maintained an additional $20.4 million in reserves for off-balance-sheet credit commitments.  At June 30,
   2009, nonperforming assets amounted to $396.3 million, compared with $326.3 million at March 31 of this year.

 * Noninterest income totaled $64.3 million in the second quarter of
   2009, down 21 percent from the second quarter of 2008, largely due to a decline in wealth management fee income as a result of market conditions.  Noninterest income was up 36 percent from the first quarter of 2009, reflecting first-quarter securities write-downs and a second-quarter gain on the sale of securities and other income.

 * City National's net interest margin averaged 3.98 percent in the second quarter of 2009, down 2 basis points from the first quarter of this year.

 * The corporation continued to effectively manage expenses.
   Excluding higher FDIC costs, second-quarter 2009 noninterest expense was down 5 percent from the second quarter of 2008(1).
   FDIC premiums increased $12.0 million, or 662 percent, from the same period last year.  This increase included City National's $7.6 million share of a special assessment levied against all banks that hold insured deposits.

"In spite of several adverse factors created by the continuing recession, including higher loan loss reserves, lower wealth management fee revenue and extraordinary FDIC assessments for the entire industry, City National delivered a modestly profitable quarter," said President and Chief Executive Officer Russell Goldsmith. "Deposits increased dramatically, and core deposits now represent a robust 91 percent of our company's deposit balances. Loans grew as well, and assets reached $17.7 billion for the first time, reflecting the safety, soundness and inherent earnings power of City National.

"The strength and value of City National was further validated in this quarter by the successful equity offering that added $120 million of common equity to City National's already-strong balance sheet. Throughout the quarter we controlled expenses effectively, while continuing to invest strategically in our company's capabilities and growth with the acquisition of the investment firm, Lee Munder Capital, the opening of a second banking office in San Francisco and the addition of some outstanding new talent."

                                                         For the
                                                         three
                          For the three months           months
                             ended June 30,              ended
 Dollars in millions,     --------------------    %     March 31,  %
  except per share           2009       2008    Change    2009   Change
 -----------------------  ---------  --------- -------  -------- ------
 Earnings Per Share       $    0.02  $    0.73   (97)   $   0.04   (50)

 Net Income Attributable
  to CNC                  $     6.8  $    35.5   (81)   $    7.5    (9)
 Less: Dividend on
  Preferred Stock               5.5         --    NM         5.5     0
                          ---------  ---------          --------
 Net Income Available to
  Common Shareholders     $     1.3  $    35.5   (96)   $    2.0   (35)
                          =========  =========          =========

 Average Assets            17,369.3   16,077.2     8    16,411.2     6
 Return on Average Assets      0.16%      0.89%  (82)       0.18%  (11)
 Return on Average Common
  Equity                       0.29%      8.65%  (97)       0.49%  (41)

ASSETS

Total assets at June 30, 2009 were $17.7 billion, up 8 percent from the second quarter of 2008, reflecting growth in loans and the securities portfolio, and 4 percent from the first quarter of this year. This marked the first time that City National's assets exceeded $17 billion.

REVENUE

Revenue for the second quarter of 2009 was $219.8 million, down 5 percent from the second quarter of 2008, due principally to a decline in wealth management fees and a lower net interest margin. Revenue was up 14 percent from the first quarter of this year largely due to increased average securities balances, lower funding costs and a net securities gain.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $158.9 million in the second quarter of 2009, up 3 percent from the same period last year and 7 percent from the first quarter of this year.

Second-quarter average loan balances reached $12.4 billion, up 2 percent from the second quarter of 2008 and down slightly from the first quarter of this year. Commercial loan balances were up 1 percent from the year-ago second quarter, but down slightly from the first quarter of this year.

Commercial real estate and construction loans together were down 4 percent from the year-ago second quarter and 3 percent from the first quarter of this year. Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 6 percent from the year-ago period and 1 percent from the first quarter of 2009.

Average securities for the second quarter of 2009 totaled $3.4 billion, up $911 million from the same period last year and $947 million from the first quarter of this year, as increased deposit balances were invested in high-grade, fixed-income instruments. The average duration of total available-for-sale securities at June 30, 2009 was 3.0 years, compared with 3.6 years at the end of the second quarter of 2008 and 2.5 years at March 31, 2009.

City National's net interest margin in the second quarter of 2009 averaged 3.98 percent, down 25 basis points from the year-ago period and 2 basis points from the first quarter of 2009. The corporation's average prime rate was 3.25 percent in the second quarter of 2009, unchanged from the first quarter of this year.

                                                        For the
                                                        three
                          For the three months          months
                             ended June 30,             ended
                          --------------------    %    March 31,   %
 Dollars in millions         2009       2008    Change   2009    Change
 -----------------------  ---------  ---------  ------ --------- ------
 Average Loans and Leases $12,354.3  $12,058.9     2   $12,395.4    (0)
 Average Total Securities   3,364.2    2,453.2    37     2,417.1    39
 Average Earning Assets    16,003.3   14,694.6     9    15,032.9     6
 Average Deposits          14,023.3   11,694.7    20    12,841.1     9
 Average Core Deposits     12,711.8   10,551.3    20    11,377.8    12
 Fully Taxable-Equivalent
  Net Interest Income         158.9      154.4     3       148.4     7
 Net Interest Margin           3.98%      4.23%   (6)       4.00%   (0)

Second-quarter average deposits grew to a record $14.0 billion, up 20 percent from the same period of 2008 and 9 percent from the first quarter of this year, as depositors continued to seek a safe haven for their funds.

Average core deposits grew 20 percent over the second quarter of last year and now stand at $12.7 billion, or 91 percent of total average balances. Average noninterest-bearing deposits were up 21 percent from the second quarter of 2008 and 13 percent from the first quarter of 2009. The company estimates that approximately $1.1 billion of its $2 billion in year-to-date core deposit growth has come from new and existing clients, and that approximately $900 million more has come from money market funds that had been held at City National Asset Management.

Treasury Services deposit balances, which consist primarily of title and escrow deposits, averaged $971 million in the second quarter of this year, compared to $1.0 billion in the second quarter of 2008 and $753 million in the first quarter of this year. The $218 million increase in Treasury Services deposits from the first quarter was due to the addition of new client relationships and increased residential real estate activity.

City National is participating in the FDIC's Temporary Liquidity Guarantee Program, which increases basic FDIC deposit insurance coverage to $250,000 and provides additional unlimited insurance coverage for funds in certain types of accounts. In addition, the company's Prime Money Market Fund and its California Tax Exempt Money Market Fund are taking part in the U.S. Treasury's Temporary Money Market Fund Guarantee Program, which insures the holdings of participating money market mutual funds.

NONINTEREST INCOME

Noninterest income was $64.3 million in the second quarter of 2009, down 21 percent from the year-ago period, due to a decline in wealth management fees. Noninterest income was up 36 percent from the first quarter of 2009, reflecting first-quarter securities write-downs and a second-quarter gain on the sale of securities and other income.

In the second quarter of 2009, noninterest income accounted for 29 percent of City National's total revenue.

Wealth Management

City National's assets under management totaled $30.3 billion as of June 30, 2009, down 10 percent from the same period of 2008 but up 7 percent from the first quarter of this year. The change from the second quarter of last year was caused primarily by significantly lower equity market values. In addition, money-market fund balances declined as a number of clients moved investment funds to FDIC-insured bank deposits and fixed-income securities. Equity values improved in the second quarter of 2009 and accounted for a substantial portion of the increase in assets under management from the first quarter.

As a result of equity market declines, trust and investment fees fell 26 percent from the second quarter of 2008. Money market mutual fund and brokerage fees were down 64 percent from the year-ago period, due to historically low interest rates on government and other quality short-term bonds, which severely impacted net revenue from managing these funds. Additionally, brokerage fees declined significantly from the year-ago period, reflecting reduced spreads and trading activity.

                                                        At or
                                                        for the
                              At or for the             three
                           three months ended           months
                                June 30,                ended
                          --------------------    %    March 31,   %
 Dollars in millions         2009       2008    Change   2009    Change
 -----------------------  ---------  ---------  ------ --------- ------
 Trust and Investment Fee
  Revenue                 $    25.2     $ 34.2   (26)  $    25.9    (3)
 Brokerage and Mutual
  Fund Fees                     6.6       18.7   (64)        9.8   (33)
 Assets Under
  Management(1)            30,286.4   33,773.4   (10)   28,414.0     7
 Assets Under Management
  or Administration(1)     47,838.9   53,509.7   (11)   45,722.2     5

 (1) Excludes $7.5 billion, $9.0 billion, and $4.5 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of June 30, 2009, June 30,
     2008, and March 31, 2009, respectively.

Other Noninterest Income

Income from cash management and deposit transaction fees rose 5 percent from the same period of last year, due to the sales of additional treasury management services and the impact of declining interest rates on the crediting rate for compensating deposit balances, which increased deposit service charge income. Fee income was down 3 percent from the first quarter of 2009, reflecting higher first-quarter fee collection due to end-of-year settlements on accounts that pay for cash management services on an annual basis.

Fee income from foreign exchange services and letters of credit was down 2 percent from the second quarter of 2008, but increased 23 percent from the first quarter of this year. The increase from the first quarter was due primarily to higher demand for letters of credit resulting from new client relationships.

Other income was $9.4 million in the second quarter of 2009, up 18 percent from the year-ago period and 57 percent from the first quarter of this year. The increase from the first quarter was due largely to higher income from client swaps and derivatives.

NONINTEREST EXPENSE

Second-quarter 2009 noninterest expense amounted to $144.1 million, up 3 percent from the second quarter of 2008 and 8 percent from the first quarter of this year. Lower personnel costs in the second quarter of this year were offset by a $12.0 million increase for FDIC premiums. These premiums included City National's $7.6 million share of the FDIC's special assessment, which was levied against all banks that hold FDIC-insured deposits. The company also recorded $2.2 million in second-quarter expense associated with foreclosed assets. Excluding increased FDIC costs, second-quarter 2009 noninterest expense was down 5 percent from the year-ago period(1).

CREDIT QUALITY

Economic conditions continued to weaken in the second quarter of 2009 -- nationally and in the geographies that City National serves. California and Nevada, in particular, experienced significant declines in real estate values and substantially higher unemployment rates.

Net loan charge-offs for the second quarter of 2009 were $56.7 million, or 1.84 percent of average total loans and leases on an annualized basis, up from $18.9 million, or 0.63 percent, in the year-ago period and $33.6 million, or 1.10 percent, in the first quarter of this year.

At June 30, 2009, nonaccrual loans totaled $378.3 million, up from $106.2 million at June 30, 2008 and $313.6 million at March 31, 2009. Total nonperforming assets (nonaccrual loans and foreclosed assets) were $396.3 million, or 3.19 percent of total loans and foreclosed assets, at June 30, 2009. That compares with $115.3 million, or 0.95 percent, at June 30, 2008, and $326.3 million, or 2.65 percent, at the end of first quarter of this year.

                       As of             As of             As of
                   June 30, 2009    March 31, 2009     June 30, 2008
                 ----------------- ----------------- -----------------
 Period-end Loans           Non-              Non-              Non-
  (in millions)    Total   accrual   Total   accrual   Total   accrual
 --------------- --------- ------- --------- ------- --------- -------

 Commercial
  Loans          $ 4,764.8 $  80.4 $ 4,708.6 $  56.2 $ 4,703.3 $  16.4
 Commercial R.E
  Mortgages        2,162.3    36.1   2,174.0    16.9   2,016.1     5.9
 Real Estate
  Construction
  Loans            1,116.1   237.8   1,189.6   223.4   1,483.2    81.1
 Residential
  Mortgages        3,511.6    17.3   3,413.5    13.3   3,319.7     0.6
 Equity Lines of
  Credit             691.2     2.9     651.1     2.4     495.3     1.4
 Other Loans         175.3     3.8     168.3     1.4     160.7     0.8
                 --------- ------- --------- ------- --------- -------
   Total Loans   $12,421.3 $ 378.3 $12,305.1 $ 313.6 $12,178.3 $ 106.2

 Foreclosed
  Assets                      18.0              12.7               9.1
                           -------           -------           -------
 Total
  Nonperforming
  Assets                   $ 396.3           $ 326.3           $ 115.3
                           =======           =======           =======

The corporation's $70.0 million second-quarter provision for credit losses added $13.3 million, after net charge-offs, to its allowance for loan and lease losses. City National recorded provisions of $35 million in the second quarter of 2008 and $50 million in the first quarter of this year. At June 30, 2009, the allowance for loan and lease losses was $256.0 million, or 2.06 percent of total loans and leases. That compares with $185.1 million, or 1.52 percent, at the end of the second quarter of 2008 and $241.6 million, or 1.96 percent in the first quarter of this year. City National also maintains an additional $20.4 million in reserves for off-balance-sheet credit commitments.

The provision reflects management's continuing assessment of the loan portfolio's credit quality, which is affected by a broad range of economic factors, including weak valuations in commercial and residential real estate. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size.

Commercial Loans

City National's $4.8 billion commercial loan portfolio experienced some deterioration in the second quarter of this year as a result of the prolonged economic recession.

Commercial loans accounted for $17.3 million of City National's net charge-offs in the second quarter of 2009, down from $18.5 million in the first quarter of this year. Approximately one-half of the commercial loan charge-offs involve companies in real estate-related industries.

Commercial loans on nonaccrual totaled $80.4 million at June 30, 2009, compared to $56.2 million at March 31, 2009, and $16.4 million a year earlier. About 41 percent of commercial nonaccruals are tied to companies in the real estate industry. The remaining loans are not concentrated in any particular industry.

Construction Loans

City National's $1.1 billion commercial real estate construction portfolio, which includes loans to developers of residential and non-residential properties, continued to show signs of weakness. In the commercial sector, sales and lease absorption rates slowed, and values and lease rates declined due to the economic slowdown. Meanwhile, in the residential sector, the value of land continued to deteriorate even as new home sales activity picked up in certain markets.

Net charge-offs of construction loans were $36.2 million in the second quarter of 2009, up from $14.0 million in the first quarter of this year. Construction loans on nonaccrual totaled $237.8 million in the second quarter, up from $223.4 million in the first quarter of 2009.

Loans to homebuilders accounted for 51 percent of all construction loans on nonaccrual and 33 percent of second-quarter net charge-offs. Overall, loans to homebuilders totaled $367.8 million, or 3 percent of City National's $12.4 billion loan portfolio, at June 30, 2009. This total includes $79.3 million of homebuilder loans contained in the commercial loan portfolio.

At the end of the second quarter, non-residential construction loans amounted to $831 million. Net charge-offs totaled $17.5 million, up from $4.1 million at March 31, 2009 and zero at June 30, 2008. Those on nonaccrual were $116.5 million, up from $69.1 million at March 31, 2009 and $13.2 million at June 30, 2008.

Commercial Real Estate Mortgages

Net charge-offs in the commercial real estate mortgage portfolio were zero, unchanged from the end of the first quarter of this year. Commercial real estate mortgage loans on nonaccrual totaled $36.1 million at June 30, 2009, compared to $16.9 million at March 31, 2009.

Residential Mortgage and Equity Lines of Credit

City National's $3.5 billion residential mortgage portfolio and $691.2 million home-equity portfolio continued to perform well. Net charge-offs for the second quarter of 2009 were $1.8 million and nonaccrual loans totaled $20.2 million, compared with $405,000 and $15.7 million, respectively, in the first quarter of this year.

For both portfolios, the average loan-to-value ratios at origination are 49 percent and 54 percent, respectively. City National does not originate or purchase subprime or option adjustable rate mortgages, and none of its loans has been originated through brokers or third parties.

INCOME TAXES

The corporation's second-quarter 2009 results reflect a negative tax rate equal to 17.3 percent of pretax income. The company's effective tax rate was 32.8 percent in the second quarter of 2008 and 17.7 percent in the first quarter of this year. The tax benefit for the second quarter of 2009 is attributable primarily to lower pretax income.

FIRST-HALF 2009 HIGHLIGHTS

 * Year to date, City National's net income totaled $14.2 million.
   Net income available to common shareholders was $3.2 million, or
   $0.06 per share, compared with $79.5 million, or $1.64 per share, for the first six months of 2008.

 * Revenue for the first six months of this year was $412.0 million, down 10 percent from the first half of 2008.

 * Fully taxable-equivalent net interest income amounted to $307.3 million, unchanged from the first six months of 2008.  The corporation's net interest margin averaged 3.99 percent in the first half of 2009, down from 4.24 percent during same period of the prior year.

 * Average loans reached $12.4 billion, up 4 percent from the first half of 2008.

 * Average deposits for the first six months of this year amounted to
   $13.4 billion, up 16 percent from the same period of 2008.  Average core deposit balances totaled $12.0 billion in the first half of
   2009, also up 16 percent from the first six months of last year.

 * Noninterest income was $111.6 million, compared to $161.3 million in the first half of 2008.

 * During the first half of 2009, the corporation's provision for credit losses totaled $120.0 million.  The corporation made $52 million in provisions in the first six months of 2008.

 * Noninterest expense for the first six months of 2009 declined 2 percent from the same period of 2008.  Excluding FDIC special assessment costs, first-half 2009 noninterest expense was down 5 percent from the same period of 2008(1).

CAPITAL LEVELS

During the second quarter of 2009, City National Corporation completed a common stock offering of 3.2 million shares. Gross proceeds from the sale were $126 million, bolstering City National's already-strong capital position.

Total risk-based capital and Tier 1 risk-based capital ratios at June 30, 2009 were 14.31 percent and 12.61 percent, respectively, compared with the minimum regulatory standards of 10 percent and 6 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at June 30, 2009 was 10.38 percent, well above the regulatory minimum ratio of 5 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at March 31, 2009 were 13.70 percent, 12.00 percent and 10.30 percent, respectively.

The period-end ratio of total equity to total assets at June 30, 2009 was 12.31 percent, compared to 10.04 percent at June 30, 2008 and 12.10 percent at March 31, 2009.

On July 22, the company filed a Form 8(k) announcing that it had completed the issuance of $50 million in subordinated debt. Proceeds from the transaction will qualify as Tier 2 capital for regulatory purposes.

2009 OUTLOOK

Management expects the corporation to remain modestly profitable in 2009.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss second-quarter 2009 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 14117727. A listen-only live broadcast of the call also will be available on the investor relations page of the corporation's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation and its wholly owned subsidiary, City National Bank, are headquartered in Los Angeles, California. The bank provides banking, investment and trust services through 63 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The corporation and its eight majority-owned investment affiliates manage or administer $47.8 billion in client investment assets, including more than $30 billion under direct management. (These totals do not include assets managed by Lee Munder Capital Group, which City National acquired on July 22, 2009.)

For more information about City National, visit the corporation's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets, (2) continued volatility and deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), and rules and regulations issued thereunder, including the TARP Standards for Compensation and Corporate Governance, (4) the ongoing budget crisis in the State of California and the impact of the state's issuance of registered warrants, (5) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (6) unprecedented volatility in equity, fixed income and other market valuations, (7) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (8) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (9) increased competition in the company's markets, (10) changes in the financial performance and/or condition of the company's borrowers, (11) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (12) soundness of other financial institutions which could adversely affect the company, (13) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (14) protracted labor disputes in the company's markets, (15) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (16) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (17) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (18) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (19) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled "Risk Factors."

(1) For notes on non-GAAP measures, see pages 13 and 14 of the Selected Financial Information.

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)
                             Three Months            Six Months
                       ----------------------- -----------------------
 For The Period Ended
  June 30,               2009    2008  %Change   2009    2008  %Change
 --------------------  ----------------------- -----------------------
 Per Common Share
   Net income available
    to common
    shareholders
     Basic             $  0.02 $  0.74     (97)$  0.06 $  1.65     (96)
     Diluted              0.02    0.73     (97)   0.06    1.64     (96)
    Dividends             0.10    0.48     (79)   0.35    0.96     (64)
    Book value                                   34.14   33.80       1

 Results of Operations:
  (In millions)
   Interest income     $   176 $   194      (9)$   345 $   401     (14)
   Interest expense         20      44     (53)     45     103     (56)
                       ------- -------         ------- -------
     Net interest
      income               156     150       4     300     298       1
   Net interest income
    (Fully taxable-
    equivalent)            159     154       3     307     307       0
   Total revenue           220     232      (5)    412     460     (10)
   Provision for credit
    losses                  70      35     100     120      52     131
   Net income
    attributable to
    City National
    Corporation              7      35     (81)     14      79     (82)
   Net income available
    to common
    shareholders             1      35     (96)      3      79     (96)

 Financial Ratios:
   Performance Ratios:
     Return on average
      assets              0.16%  0.89%          0.17%  1.01%
     Return on average
      common
      shareholders'
      equity              0.29    8.65            0.39    9.70
     Period-end equity
      to period-end
      assets                                     12.31   10.04
     Net interest
      margin              3.98    4.23            3.99    4.24
     Expense to revenue
      ratio              63.80   59.70           65.83   60.37
   Capital Adequacy
    Ratios
    (Period-end):
     Tier 1 leverage                             10.38    7.89
     Tier 1 risk-based
      capital                                    12.61    9.03
     Total risk-based
      capital                                    14.31   10.95

 Asset Quality Ratios:
   Allowance for loan
    and lease losses
    to:
     Total loans and
      leases                                      2.06%  1.52%
     Nonaccrual loans                            67.68  174.30
   Nonperforming assets
    to:
     Total loans and
      leases and
      foreclosed assets                           3.19    0.95
     Total assets                                 2.24    0.71
   Net (charge-offs)/
    recoveries to
    Average total loans
    and leases
    (annualized)                                 (1.47)% (0.63)%

 Average Balances:
  (In millions)
   Loans and leases    $12,354 $12,059       2 $12,375 $11,874       4
   Interest-earning
    assets              16,003  14,695       9  15,521  14,533       7
   Assets               17,369  16,077       8  16,893  15,900       6
   Core deposits        12,712  10,551      20  12,048  10,372      16
   Deposits             14,023  11,695      20  13,435  11,608      16
   Interest-bearing
    liabilities          8,219   8,544      (4)  8,163   8,461      (4)
   Common shareholders'
    equity               1,730   1,651       5   1,682   1,648       2
   Total equity          2,146   1,676      28   2,098   1,674      25

 Period-End Balances:
  (In millions)
   Loans and leases                            $12,421 $12,178       2
   Assets                                       17,661  16,339       8
   Core deposits                                13,252  10,774      23
   Deposits                                     14,498  11,896      22
   Common shareholders'
    equity                                       1,757   1,615       9
   Total equity                                  2,174   1,641      32

 Wealth Management:
 (In millions) (1)
   Assets under
    management                                 $30,286 $33,773     (10)
   Assets under
    management or
    administration                              47,839  53,510     (11)

    (1)Excludes $7.5 billion and $9.0 billion of assets under
       management for an asset manager in which City National held a noncontrolling ownership interest as of June 30, 2009 and June
       30, 2008, respectively.

     Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)
                                            Three Months Ended
                                                 June 30,
 (Dollars in thousands                --------------------------------
 except per share data)                 2009        2008      %Change
 ----------------------               --------------------------------
 Interest income                      $175,876    $193,707          (9)
 Interest expense                       20,300      43,539         (53)
                                      --------    --------
   Net Interest Income                 155,576     150,168           4

 Provision for Credit Losses            70,000      35,000         100

 Noninterest Income
   Trust and investment fees            25,184      34,187         (26)
   Brokerage and mutual fund fees        6,645      18,709         (64)
   Cash management and deposit
    transaction fees                    12,778      12,196           5
   International services                7,996       8,176          (2)
   Bank-owned life insurance               871         628          39
   Gain (loss) on securities             1,341        (417)        422
   Other                                 9,442       7,985          18
                                      --------    --------
     Total noninterest income           64,257      81,464         (21)

 Noninterest Expense
   Salaries and employee benefits       75,834      87,520         (13)
   Net occupancy of premises            12,559      12,462           1
   Legal and professional fees           7,736       7,531           3
   Information services                  6,992       6,388           9
   Depreciation and amortization         5,953       5,460           9
   Amortization of intangibles           1,668       1,528           9
   Marketing and advertising             4,743       5,360         (12)
   Office services and equipment         3,922       3,886           1
   FDIC assessments                     13,861       1,820         662
   Other                                10,866       8,546          27
                                      --------    --------
     Total noninterest expense         144,134     140,501           3
                                      --------    --------

 Income Before Taxes                     5,699      56,131         (90)

 Applicable Income Taxes                  (986)     18,385        (105)
                                      --------    --------

 Net Income                           $  6,685    $ 37,746         (82)
                                      --------    --------

   Less: Net income attributable to
    noncontrolling interest                (88)      2,262        (104)
                                      --------    --------

 Net income attributable to City
  National Corporation                $  6,773    $ 35,484         (81)
                                      --------    --------

   Less: Dividends on preferred stock    5,501          --          NM
                                      --------    --------

 Net income available to common
  shareholders                        $  1,272    $ 35,484         (96)
                                      ========    ========

 Other Data:
   Earnings per common share -
    basic (1)                         $   0.02    $   0.74         (97)
   Earnings per common share -
    diluted                           $   0.02    $   0.73         (97)
   Dividends paid per common share    $   0.10    $   0.48         (79)
   Common dividend payout ratio         383.66%     65.40%       487
   Return on average assets               0.16%      0.89%       (82)
   Return on average common
    shareholders' equity                  0.29%      8.65%       (97)
   Net interest margin (Fully taxable-
    equivalent)                           3.98%      4.23%        (6)
   Full-time equivalent employees        2,866       3,013          (5)

                                             Six Months Ended
                                                 June 30,
 (Dollars in thousands                --------------------------------
  except per share data)                2009        2008      %Change
 -----------------------              --------------------------------
 Interest income                      $345,367    $401,459         (14)
 Interest expense                       44,894     103,126         (56)
                                      --------    --------
   Net Interest Income                 300,473     298,333           1

 Provision for Credit Losses           120,000      52,000         131

 Noninterest Income
   Trust and investment fees            51,053      70,536         (28)
   Brokerage and mutual fund fees       16,402      36,131         (55)
   Cash management and deposit
    transaction fees                    26,001      23,320          11
   International services               14,521      15,863          (8)
   Bank-owned life insurance             1,734       1,283          35
   Gain (loss) on securities           (13,626)        552      (2,568)
   Other                                15,467      13,595          14
                                      --------    --------
     Total noninterest income          111,552     161,280         (31)

 Noninterest Expense
   Salaries and employee benefits      154,086     177,699         (13)
   Net occupancy of premises            24,820      23,974           4
   Legal and professional fees          15,469      16,091          (4)
   Information services                 13,472      12,594           7
   Depreciation and amortization        11,945      10,962           9
   Amortization of intangibles           3,511       3,959         (11)
   Marketing and advertising             9,419      10,955         (14)
   Office services and equipment         7,526       7,785          (3)
   FDIC assessments                     16,929       2,171         680
   Other                                19,942      15,398          30
                                      --------    --------
     Total noninterest expense         277,119     281,588          (2)
                                      --------    --------

 Income Before Taxes                    14,906     126,025         (88)

 Applicable Income Taxes                   646      40,986         (98)
                                      --------    --------

 Net Income                           $ 14,260    $ 85,039         (83)
                                      --------    --------

   Less: Net income attributable to
     noncontrolling interest                27       5,568        (100)
                                      --------    --------

 Net income attributable to City
  National Corporation                $ 14,233    $ 79,471         (82)
                                      --------    --------

   Less: Dividends on preferred stock   11,002          --          NM
                                      --------    --------

 Net income available to common
  shareholders                        $  3,231    $ 79,471         (96)
                                      ========    ========

 Other Data:
   Earnings per common share -
    basic (1)                         $   0.06    $   1.65         (96)
   Earnings per common share -
    diluted                           $   0.06    $   1.64         (96)
   Dividends paid per common share    $   0.35    $   0.96         (64)
   Common dividend payout ratio         526.55%     58.40%       802
   Return on average assets               0.17%      1.01%       (83)
   Return on average common
    shareholders' equity                  0.39%      9.70%       (96)
   Net interest margin (Fully taxable-
    equivalent)                           3.99%      4.24%        (6)

   (1)Basic EPS for certain prior periods have been restated as a result of the adoption of FSP EITF 03-6-1 "Determining Whether
      Instruments Granted in Share-Based Payment Transactions are
      Participating Securities."

   Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                                   2009
                                      -------------------------------
 (Dollars in thousands                 Second      First     Year to
  except per share data)               Quarter    Quarter     Date
 ------------------------------------ ---------  ---------  ---------
 Interest income                      $ 175,876  $ 169,491  $ 345,367
 Interest expense                        20,300     24,594     44,894
                                      ---------  ---------  ---------
    Net Interest Income                 155,576    144,897    300,473

 Provision for Credit Losses             70,000     50,000    120,000

 Noninterest Income
  Trust and investment fees              25,184     25,869     51,053
  Brokerage and mutual fund fees          6,645      9,757     16,402
  Cash management and
   deposit transaction fees              12,778     13,223     26,001
  International services                  7,996      6,525     14,521
  Bank-owned life insurance                 871        863      1,734
  Gain (loss) on securities               1,341    (14,967)   (13,626)
  Other                                   9,442      6,025     15,467
                                      ---------  ---------  ---------
     Total noninterest income            64,257     47,295    111,552

 Noninterest Expense
  Salaries and employee benefits         75,834     78,252    154,086
  Net occupancy of premises              12,559     12,261     24,820
  Legal and professional fees             7,736      7,733     15,469
  Information services                    6,992      6,480     13,472
  Depreciation and amortization           5,953      5,992     11,945
  Amortization of intangibles             1,668      1,843      3,511
  Marketing and advertising               4,743      4,676      9,419
  Office services and equipment           3,922      3,604      7,526
  FDIC assessments                       13,861      3,068     16,929
  Other                                  10,866      9,076     19,942
                                      ---------  ---------  ---------
     Total noninterest expense          144,134    132,985    277,119
                                      ---------  ---------  ---------

 Income Before Taxes                      5,699      9,207     14,906

 Applicable Income Taxes                   (986)     1,632        646
                                      ---------  ---------  ---------

 Net Income                           $   6,685  $   7,575  $  14,260
                                      ---------  ---------  ---------

   Less: Net income (loss)
    attributable to noncontrolling
    interest                                (88)       115         27
                                      ---------  ---------  ---------

 Net income attributable to City
  National Corporation                $   6,773  $   7,460  $  14,233
                                      ---------  ---------  ---------

   Less: Dividends on preferred stock     5,501      5,501     11,002
                                      ---------  ---------  ---------

 Net income available to common
  shareholders                        $   1,272  $   1,959  $   3,231
                                      =========  =========  =========

 Other Data:
  Earnings per common share - basic   $    0.02  $    0.04  $    0.06
  Earnings per common share - diluted $    0.02  $    0.04  $    0.06
  Dividends paid per common share     $    0.10  $    0.25  $    0.35
  Common dividend payout ratio           383.66%    619.32%    526.55%
  Return on average assets                 0.16%      0.18%      0.17%
  Return on average common
   shareholders' equity                    0.29%      0.49%      0.39%
  Net interest margin (Fully taxable-
   equivalent)                             3.98%      4.00%      3.99%
  Full-time equivalent employees          2,866      2,933

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                           2008
 (Dollars in         ------------------------------------------------
  except per share    Fourth     Third    Second     First    Year to
  data)               Quarter   Quarter   Quarter   Quarter    Date
                     --------  --------  --------  --------  --------
 Interest income     $187,623  $195,606  $193,707  $207,752  $784,688
 Interest expense      38,864    42,802    43,539    59,587   184,792
                     --------  --------  --------  --------  --------
   Net Interest
    Income            148,759   152,804   150,168   148,165   599,896

 Provision for Credit
  Losses               40,000    35,000    35,000    17,000   127,000

 Noninterest Income
   Trust and
    investment fees    28,221    33,457    34,187    36,349   132,214
   Brokerage and
    mutual fund fees   17,845    19,470    18,709    17,422    73,446
   Cash management
    and deposit
    transaction fees   12,595    12,392    12,196    11,124    48,307
   International
    services            8,384     8,202     8,176     7,687    32,449
   Bank-owned life
    insurance             645       824       628       655     2,752
   (Loss) gain on
    securities        (18,871)  (32,472)     (417)      969   (50,791)
   Other                6,807     8,205     7,985     5,610    28,607
                     --------  --------  --------  --------  --------
     Total
      noninterest
      income           55,626    50,078    81,464    79,816   266,984

 Noninterest Expense
   Salaries and
    employee benefits  89,943    89,373    87,520    90,179   357,015
   Net occupancy of
    premises           12,821    12,719    12,462    11,512    49,514
   Legal and
    professional fees   8,419     8,332     7,531     8,560    32,842
   Information
    services            7,799     6,576     6,388     6,206    26,969
   Depreciation and
    amortization        5,737     5,502     5,460     5,502    22,201
   Amortization of
    intangibles        11,541     2,238     1,528     2,431    17,738
   Marketing and
    advertising         6,289     5,653     5,360     5,595    22,897
   Office services
    and equipment       4,080     3,683     3,886     3,899    15,548
   FDIC assessments     1,883     2,188     1,820       351     6,242
   Other               11,466     9,933     8,546     6,852    36,797
                     --------  --------  --------  --------  --------
     Total
      noninterest
      expense         159,978   146,197   140,501   141,087   587,763
                     --------  --------  --------  --------  --------

 Income Before Taxes    4,407    21,685    56,131    69,894   152,117

 Applicable Income
  Taxes                (3,177)    3,974    18,385    22,601    41,783
                     --------  --------  --------  --------  --------

 Net Income          $  7,584  $ 17,711  $ 37,746  $ 47,293  $110,334
                     --------  --------  --------  --------  --------

   Less: Net (loss)
    income
    attributable to
    noncontrolling
    interest           (1,350)    1,160     2,262     3,306     5,378
                     --------  --------  --------  --------  --------

 Net income
  attributable to
  City National
  Corporation        $  8,934  $ 16,551  $ 35,484  $ 43,987  $104,956
                     --------  --------  --------  --------  --------

   Less: Dividends
    on preferred
    stock               2,445        --        --        --     2,445
                     --------  --------  --------  --------  --------

 Net income available
  to common
  shareholders       $  6,489  $ 16,551  $ 35,484  $ 43,987  $102,511
                     ========  ========  ========  ========  ========

 Other Data:
   Earnings per
    common share -
    basic (1)        $   0.13  $   0.34  $   0.74  $   0.91  $   2.12
   Earnings per
    common share -
    diluted          $   0.13  $   0.34  $   0.73  $   0.91  $   2.11
   Dividends paid
    per common share $   0.48  $   0.48  $   0.48  $   0.48  $   1.92
   Common dividend
    payout ratio       358.52%  140.24%   65.40%   52.75%   90.61%
   Return on average
    assets               0.22%    0.41%    0.89%    1.13%    0.65%
   Return on average
    common equity        1.60%    4.03%    8.65%   10.75%    6.26%
   Net interest
    margin (Fully
    taxable-
    equivalent)          4.09%    4.23%    4.23%    4.26%    4.20%
   Full-time
    equivalent
    employees           2,989     3,027     3,013     2,959

   (1) Basic EPS for certain prior periods have been restated as a result of the adoption of FSP EITF 03-6-1 "Determining Whether
       Instruments Granted in Share-Based Payment Transactions are
       Participating Securities".

   Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                                      2009
                                           --------------------------
                                             Second         First
 (In thousands)                              Quarter       Quarter
 ----------------------------------------- ------------  ------------
 Assets
  Cash and due from banks                  $    350,931  $    378,289
  Federal funds sold                            125,000        12,300
  Due from banks - interest-bearing             205,656       140,484
  Securities-available-for-sale               3,330,326     2,915,883
  Trading securities                            138,137        67,582
  Loans and leases:
    Commercial                                4,764,755     4,708,627
    Commercial real estate mortgages          2,162,294     2,173,983
    Residential mortgages                     3,511,598     3,413,538
    Real estate construction                  1,116,154     1,189,594
    Equity lines of credit                      691,226       651,127
    Installment                                 175,315       168,245
                                           ------------  ------------
      Total loans and leases                 12,421,342    12,305,114
      Allowance for loan and lease losses      (256,018)     (241,586)
                                           ------------  ------------
      Net loans and leases                   12,165,324    12,063,528
  Premises and equipment, net                   125,510       128,189
  Goodwill and other intangibles                496,562       498,194
  Other assets                                  723,339       729,081
                                           ------------  ------------
    Total assets                           $ 17,660,785  $ 16,933,530
                                           ============  ============

 Liabilities
  Deposits:
    Noninterest-bearing                    $  7,118,660  $  6,611,752
    Interest-bearing                          7,379,591     7,077,798
                                           ------------  ------------
      Total deposits                         14,498,251    13,689,550
  Federal funds purchased and securities
    sold under repurchase agreements            316,388       519,687
  Other short-term borrowed funds                50,000        28,405
  Subordinated debt                             162,434       164,296
  Other long-term debt                          233,456       242,122
  Other liabilities                             189,588       199,863
                                           ------------  ------------
    Total liabilities                        15,450,117    14,843,923

  Redeemable noncontrolling interest             36,752        40,237

 Equity
  City National Corporation shareholders'
   equity:
    Preferred stock                             391,091       390,590
    Common stock                                 53,886        50,961
    Additional paid-in capital                  511,939       393,114
    Retained earnings                         1,365,842     1,369,451
    Accumulated other
      comprehensive loss                        (18,110)      (23,093)
    Treasury shares                            (156,119)     (157,094)
                                           ------------  ------------
      Total common shareholders' equity       1,757,438     1,633,339
                                           ------------  ------------
         Total shareholders' equity           2,148,529     2,023,929
  Noncontrolling interest                        25,387        25,441
                                           ------------  ------------
    Total equity                              2,173,916     2,049,370
                                           ------------  ------------
      Total liabilities and equity         $ 17,660,785  $ 16,933,530
                                           ============  ============

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                           2008
                    --------------------------------------------------
                       Fourth       Third       Second        First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 -----------------  -----------  -----------  -----------  -----------
 Assets
  Cash and due from
   banks            $   279,921  $   428,557  $   513,736  $   514,878
  Federal funds sold         --           --           --        1,000
  Due from banks -
   interest-bearing     144,344       95,993       88,149       77,567
  Securities-
   available
   -for-sale          2,144,870    2,159,918    2,302,982    2,389,459
  Trading securities    295,598      310,251      204,825      121,152
  Loans and leases:
   Commercial         4,783,565    4,746,035    4,703,307    4,442,448
   Commercial real
    estate mortgages  2,184,688    2,159,101    2,016,090    2,011,221
   Residential
    mortgages         3,414,868    3,364,332    3,319,741    3,215,871
   Real estate
    construction      1,252,034    1,313,735    1,483,193    1,462,641
   Equity lines
    of credit           635,325      540,937      495,334      449,177
   Installment          173,779      154,377      160,665      173,507
                    -----------  -----------  -----------  -----------
    Total loans
     and leases      12,444,259   12,278,517   12,178,330   11,754,865
     Allowance for
      loan and lease
      losses          (224,046)    (208,046)    (185,070)    (168,278)
                    -----------  -----------  -----------  -----------
    Net loans
     and leases      12,220,213   12,070,471   11,993,260   11,586,587
  Premises and
   equipment, net       131,294      127,361      122,959      119,243
  Goodwill and
   other intangibles    500,037      512,297      514,584      514,811
  Other assets          739,238      626,020      598,763      609,335
                    -----------  -----------  -----------  -----------
   Total assets     $16,455,515  $16,330,868  $16,339,258  $15,934,032
                    ===========  ===========  ===========  ===========

 Liabilities
  Deposits:
   Noninterest
    -bearing        $ 6,140,619  $ 5,744,863  $ 5,861,823  $ 5,680,845
   Interest-bearing   6,511,505    6,422,797    6,034,514    6,111,524
                    -----------  -----------  -----------  -----------
    Total deposits   12,652,124   12,167,660   11,896,337   11,792,369
  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements           908,157    1,272,359    1,221,428    1,118,478
  Other short-term
   borrowed funds       124,500      630,673      955,000      720,992
  Subordinated debt     161,595      157,769      157,080      162,813
  Other long-term
   debt                 246,554      231,321      237,867      243,439
  Other liabilities     287,340      170,686      171,598      181,414
                    -----------  -----------  -----------  -----------
   Total liabilities 14,380,270   14,630,468   14,639,310   14,219,505

  Redeemable
   noncontrolling
   interest              44,811       52,556       59,234       50,216

 Equity
  City National
   Corporation
   shareholders'
   equity:
   Preferred stock      390,089           --           --           --
   Common stock          50,961       50,966       50,972       50,982
   Additional
    paid-in capital     389,077      371,279      369,045      375,374
   Retained earnings  1,379,624    1,396,400    1,403,062    1,390,781
   Accumulated other
    comprehensive
    loss               (48,022)     (38,071)     (24,853)      (3,431)
   Treasury shares    (156,736)    (158,193)    (183,222)    (175,048)
                    -----------  -----------  -----------  -----------
    Total common
     shareholders'
     equity           1,614,904    1,622,381    1,615,004    1,638,658
                    -----------  -----------  -----------  -----------
     Total
      shareholders'
      equity          2,004,993    1,622,381    1,615,004    1,638,658
  Noncontrolling
   interest              25,441       25,463       25,710       25,653
                    -----------  -----------  -----------  -----------
   Total equity       2,030,434    1,647,844    1,640,714    1,664,311
                    -----------  -----------  -----------  -----------
    Total
     liabilities and
     equity         $16,455,515  $16,330,868  $16,339,258  $15,934,032
                    ===========  ===========  ===========  ===========

  Note:  Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)
                                                      2009
                                          ----------------------------
                                           Second     First   Year To
 (Dollars in thousands)                    Quarter   Quarter    Date
 -----------------------------------      --------  --------  --------
 Allowance for Loan and Lease Losses

 Balance at beginning of period           $241,586  $224,046  $224,046

 Net (charge-offs)/recoveries:
  Commercial                              (17,283)  (18,459)  (35,742)
  Commercial real estate mortgages              --        --        --
  Residential mortgages                      (731)     (367)   (1,098)
  Real estate construction                (36,189)  (14,049)  (50,238)
  Equity lines of credit                   (1,039)      (38)   (1,077)
  Installment                              (1,448)     (706)   (2,154)
                                          --------  --------  --------
   Total net (charge-offs)/recoveries     (56,690)  (33,619)  (90,309)

 Provision for credit losses                70,000    50,000   120,000

 Transfers from (to) reserve for
  off-balance sheet credit commitments       1,122     1,159     2,281

                                          --------  --------  --------
 Balance at end of period                 $256,018  $241,586  $256,018
                                          ========  ========  ========

 Net (Charge-Offs)/Recoveries to Average
  Total Loans and Leases: (annualized)

  Commercial                                (1.47)%   (1.57)%   (1.52)%
  Commercial real estate mortgages           0.00%    0.00%    0.00%
  Residential mortgage                      (0.08)%   (0.04)%   (0.06)%
  Real estate construction                 (12.59)%   (4.63)%   (8.50)%
  Equity lines of credit                    (0.62)%   (0.02)%   (0.33)%
  Installment                               (3.33)%   (1.67)%   (2.51)%
   Total loans and leases                   (1.84)%   (1.10)%   (1.47)%

 Reserve for Off-Balance Sheet
  Credit Commitments

 Balance at beginning of period           $ 21,544  $ 22,703  $ 22,703
  Recovery of prior charge-off                  --        --        --
  Transfers (to) from allowance            (1,122)   (1,159)   (2,281)
                                          --------  --------  --------
 Balance at end of period                 $ 20,422  $ 21,544  $ 20,422
                                          ========  ========  ========

                                            2008
                      ------------------------------------------------
 (Dollars in           Fourth     Third    Second     First   Year To
  thousands)           Quarter   Quarter   Quarter   Quarter    Date
 ------------------   --------  --------  --------  --------  --------
 Allowance for Loan
  and Lease Losses

 Balance at beginning
  of period           $208,046  $185,070  $168,278  $168,523  $168,523

 Net (charge-offs)/
  recoveries:
  Commercial          (12,123)   (4,331)   (5,195)   (1,574)  (23,223)
  Commercial real
   estate mortgages         --        --        --     (552)     (552)
  Residential
   mortgages                37         8        10         8        63
  Real estate
   construction       (12,279)   (8,370)  (13,196)   (9,905)  (43,750)
  Equity lines
   of credit                --        --        --        --        --
  Installment            (316)     (101)     (535)      (64)   (1,016)
                      --------  --------  --------  --------  --------
   Total net
    (charge-offs)/
    recoveries        (24,681)  (12,794)  (18,916)  (12,087)  (68,478)

 Provision for
  credit losses         40,000    35,000    35,000    17,000   127,000

 Transfers from (to)
  reserve for
  off-balance sheet
  credit commitments       681       770       708   (5,158)   (2,999)

                      --------  --------  --------  --------  --------
 Balance at end
  of period           $224,046  $208,046  $185,070  $168,278  $224,046
                      ========  ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total Loans
  and Leases:
  (annualized)

  Commercial            (1.01)%   (0.36)%   (0.45)%   (0.14)%   (0.50)%
  Commercial real
   estate mortgages      0.00%    0.00%    0.00%   (0.11)%   (0.03)%
  Residential mortgage   0.00%    0.00%    0.00%    0.00%    0.00%
  Real estate
   construction         (3.79)%   (2.37)%   (3.61)%   (2.72)%   (3.11)%
  Equity lines
   of credit             0.00%    0.00%    0.00%    0.00%    0.00%
  Installment           (0.76)%   (0.26)%   (1.32)%   (0.15)%   (0.61)%
   Total loans
    and leases          (0.79)%   (0.42)%   (0.63)%   (0.42)%   (0.57)%

 Reserve for
  Off-Balance Sheet
  Credit Commitments

 Balance at beginning
  of period           $ 23,384  $ 24,154  $ 24,862  $ 19,704  $ 19,704
  Recovery of prior
   charge-off               --        --        --        --        --
  Transfers (to)
   from allowance        (681)     (770)     (708)     5,158     2,999
                      --------  --------  --------  --------  --------
 Balance at end
  of period           $ 22,703  $ 23,384  $ 24,154  $ 24,862  $ 22,703
                      ========  ========  ========  ========  ========

  Note:  Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)
                                                           2009
                                                    ------------------
                                                     Second     First
 (Dollars in thousands)                              Quarter   Quarter
 -------------------------------------------------  --------  --------
 Nonaccrual Loans
  Commercial                                        $ 80,372  $ 56,246
  Commercial real estate mortgages                    36,112    16,923
  Residential mortgages                               17,262    13,270
  Real estate construction                           237,828   223,416
  Equity lines of credit                               2,919     2,432
  Installment                                          3,768     1,354
                                                    --------  --------
   Total nonaccrual loans                            378,261   313,641

 Foreclosed assets                                    18,064    12,639
                                                    --------  --------

  Total nonperforming assets                        $396,325  $326,280
                                                    ========  ========

 Loans 90 days or more past due
  on accrual status                                 $     --  $ 16,261

 Allowance for loan and lease losses as
  a percentage of:
  Nonaccrual loans                                     67.68%    77.03%
  Total nonperforming assets                           64.60%    74.04%
  Total loans and leases                                2.06%     1.96%

 Nonaccrual loans as a percentage of total loans        3.05%     2.55%

 Nonperforming assets as a percentage of:
  Total loans and foreclosed assets                     3.19%     2.65%
  Total assets                                          2.24%     1.93%

                                                 2008
                                --------------------------------------
                                 Fourth     Third    Second     First
 (Dollars in thousands)          Quarter   Quarter   Quarter   Quarter
 ------------------------------ --------  --------  --------  --------
 Nonaccrual Loans
  Commercial                    $ 46,238  $ 26,184  $ 16,444  $ 16,293
  Commercial real estate
   mortgages                       8,924     5,878     5,903     1,841
  Residential mortgages            3,171       266       549       706
  Real estate construction       149,536   113,288    81,120    93,296
  Equity lines of credit           1,921     1,380     1,398     1,422
  Installment                      1,352     3,890       763        64
                                --------  --------  --------  --------
   Total nonaccrual loans        211,142   150,886   106,177   113,622

 Foreclosed assets                11,388     2,279     9,113     3,812
                                --------  --------  --------  --------

  Total nonperforming assets    $222,530  $153,165  $115,290  $117,434
                                ========  ========  ========  ========

 Loans 90 days or more past due
  on accrual status             $    663  $  4,930  $      2  $     13

 Allowance for loan and lease
  losses as a percentage of:
  Nonaccrual loans                106.11%   137.88%   174.30%   148.10%
  Total nonperforming assets      100.68%   135.83%   160.53%   143.30%
  Total loans and leases            1.80%     1.69%     1.52%     1.43%

 Nonaccrual loans as a
  percentage of total loans         1.70%     1.23%     0.87%     0.97%

 Nonperforming assets as a
  percentage of:
  Total loans and
   foreclosed assets                1.79%     1.25%     0.95%     1.00%
  Total assets                      1.35%     0.94%     0.71%     0.74%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                          2009
                  ----------------------------------------------------
                   Second Quarter     First Quarter     Year to Date
                  ----------------  ----------------  ----------------
 (Dollars in      Average  Average  Average  Average  Average  Average
  millions)       Balance   Rate    Balance   Rate    Balance   Rate
 ---------------- -------  -------  -------  -------  -------  -------
 Assets
  Interest-earning
   assets
   Loans and
    leases
    Commercial    $ 4,721     4.21% $ 4,756     4.22% $ 4,738     4.21%
    Commercial
     real estate
     mortgages      2,178     5.69    2,200     5.74    2,189     5.71
    Residential
     mortgages      3,454     5.51    3,406     5.58    3,431     5.55
    Real estate
     construction   1,153     3.04    1,232     3.20    1,192     3.12
    Equity lines
     of credit        674     3.46      630     3.39      652     3.43
    Installment       174     5.05      171     5.12      173     5.08
                  -------           -------           -------
    Total loans
     and leases    12,354     4.70   12,395     4.75   12,375     4.73
   Due from banks
    - interest
    -bearing          195     0.60      134     0.47      165     0.54
   Federal funds
    sold and
    securities
    purchased
    under resale
    agreements         15     0.23       11     0.24       13     0.23
   Securities
    available
    -for-sale       3,252     4.08    2,302     4.65    2,779     4.31
   Trading
    securities        112     1.36      115     0.19      114     0.77
   Other interest
    -earning
    assets             75     3.45       76     3.48       75     3.46
                  -------           -------           -------
    Total interest
     -earning
     assets        16,003     4.49   15,033     4.67   15,521     4.58
   Allowance for
    loan and lease
    losses          (246)             (236)             (241)
   Cash and due
    from banks        324               335               329
   Other
    non-earning
    assets          1,288             1,279             1,284
                  -------           -------           -------
    Total assets  $17,369           $16,411           $16,893
                  =======           =======           =======

 Liabilities
  and Equity
  Interest-bearing
   deposits
   Interest
    checking
    accounts      $ 1,388     0.29% $ 1,098     0.32% $ 1,244     0.30%
   Money market
    accounts        4,111     0.86    3,897     1.01    4,004     0.93
   Savings
    deposits          222     0.74      166     0.65      194     0.70
   Time deposits
    - under
    $100,000          221     1.42      234     2.22      227     1.83
   Time deposits
    - $100,000
    and over        1,311     1.56    1,463     2.06    1,387     1.82
                  -------           -------           -------
    Total interest
     -bearing
     deposits       7,253     0.89    6,858     1.16    7,056     1.02

   Federal funds
    purchased and
    securities
    sold under
    repurchase
    agreements        472     1.77      723     1.22      597     1.44
   Other
    borrowings        494     1.75      526     2.20      510     1.98
                  -------           -------           -------
    Total interest
     -bearing
     liabilities    8,219     0.99    8,107     1.23    8,163     1.11
  Noninterest
   -bearing
   deposits         6,770             5,983             6,379
  Other
   liabilities        234               271               253
  Total equity      2,146             2,050             2,098
                  -------           -------           -------
    Total
     liabilities
     and equity   $17,369           $16,411           $16,893
                  =======           =======           =======

 Net interest
  spread                      3.50%             3.44%             3.47%
                           =======           =======           =======
 Net interest
  margin                      3.98%             4.00%             3.99%
                           =======           =======           =======

 Average prime
  rate                        3.25%             3.25%             3.25%
                           =======           =======           =======

  Note:  Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                            2008
                      ------------------------------------------------
                      Fourth Quarter    Third Quarter   Second Quarter
                      ---------------  ---------------  ---------------
 (Dollars in          Average Average  Average Average  Average Average
  millions)           Balance   Rate   Balance   Rate   Balance   Rate
 -----------          ------- -------  ------- -------  ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial        $ 4,790   4.89%  $ 4,727   5.30%  $ 4,675   5.30%
    Commercial real
     estate mortgages   2,149   6.31     2,095   6.52     2,009   6.50
    Residential
     mortgages          3,386   5.65     3,335   5.62     3,271   5.57
    Real estate
     construction       1,288   4.57     1,404   5.05     1,470   5.43
    Equity lines of
     credit               591   3.62       513   4.34       470   4.45
    Installment           167   5.45       157   5.89       164   5.88
                      -------          -------          -------
    Total loans and
     leases            12,371   5.25    12,231   5.53    12,059   5.57
   Due from banks -
    interest-bearing      120   1.34        94   1.85        95   2.24
   Federal funds sold
    and securities
    purchased under
    resale agreements      18   0.33         5   1.88         9   2.54
   Securities
    available-for-sale  2,136   4.96     2,241   4.97     2,351   4.89
   Trading securities     123   1.06       118   1.94       102   1.65
   Other interest-
    earning assets         76   5.64        79   5.92        79   5.24
                      -------          -------          -------
    Total interest-
     earning assets    14,844   5.13    14,768   5.39    14,695   5.42
   Allowance for loan
    and lease losses     (204)            (182)            (163)
   Cash and due from
    banks                 341              375              386
   Other non-earning
    assets              1,210            1,160            1,159
                      -------          -------          -------
    Total assets      $16,191          $16,121          $16,077
                      =======          =======          =======

 Liabilities and Equity
  Interest-bearing
   deposits
   Interest checking
    accounts          $   888   0.57%  $   826   0.72%  $   867   0.70%
   Money market
    accounts            3,911   1.85     3,781   1.68     3,738   1.70
   Savings deposits       146   0.52       138   0.44       133   0.28
   Time deposits -
    under $100,000        240   2.85       213   2.89       208   2.89
   Time deposits -
    $100,000 and over   1,502   2.32     1,222   2.45     1,143   2.94
                      -------          -------          -------
    Total interest-
     bearing deposits   6,687   1.80     6,180   1.72     6,089   1.80

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements            636   1.62     1,357   2.28     1,262   2.42
   Other borrowings       848   2.87     1,117   2.97     1,193   2.91
                      -------          -------          -------
    Total interest-
     bearing
     liabilities        8,171   1.89     8,654   1.97     8,544   2.05
  Noninterest-bearing
   deposits             5,952            5,557            5,606
  Other liabilities       250              252              251
  Total equity          1,818            1,658            1,676
                      -------          -------          -------
    Total liabilities
     and equity       $16,191          $16,121          $16,077
                      =======          =======          =======

 Net interest spread            3.24%            3.42%            3.37%
                              ======           ======           ======
 Net interest margin            4.09%            4.23%            4.23%
                              ======           ======           ======

 Average prime rate             4.06%            5.00%            5.08%
                              ======           ======           ======

                                                    2008
                                       --------------------------------
                                        First Quarter    Year to Date
                                       ---------------  ---------------
                                       Average Average  Average Average
 (Dollars in millions)                 Balance   Rate   Balance   Rate
 ------------------------------------  ------- -------  ------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                         $ 4,456   6.28%  $ 4,663   5.42%
    Commercial real estate mortgages     1,975   6.84     2,058   6.54
    Residential mortgages                3,179   5.61     3,293   5.61
    Real estate construction             1,464   6.47     1,406   5.41
    Equity lines of credit                 438   5.65       503   4.44
    Installment                            177   6.49       166   5.93
                                       -------          -------
    Total loans and leases              11,689   6.20    12,089   5.63
   Due from banks - interest-bearing        78   2.69        97   1.96
   Federal funds sold and securities
    purchased under resale agreements        8   3.33        10   1.61
   Securities available-for-sale         2,446   4.81     2,293   4.90
   Trading securities                       78   3.11       105   1.83
   Other interest-earning assets            72   5.75        76   5.63
                                       -------          -------
    Total interest-earning assets       14,371   5.93    14,670   5.46
   Allowance for loan and lease losses    (165)            (179)
   Cash and due from banks                 379              371
   Other non-earning assets              1,139            1,167
                                       -------          -------
    Total assets                       $15,724          $16,029
                                       =======          =======

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts          $   823   0.69%  $   851   0.67%
   Money market accounts                 3,610   2.47     3,761   1.92
   Savings deposits                        135   0.36       138   0.40
   Time deposits - under $100,000          220   3.54       220   3.04
   Time deposits - $100,000 and over     1,329   3.99     1,299   2.91
                                       -------          -------
    Total interest-bearing deposits      6,117   2.55     6,269   1.96

   Federal funds purchased and
    securities sold under repurchase
    agreements                           1,141   3.39     1,099   2.51
   Other borrowings                      1,119   4.00     1,068   3.20
                                       -------          -------
    Total interest-bearing liabilities   8,377   2.86     8,436   2.19
  Noninterest-bearing deposits           5,404            5,631
  Other liabilities                        272              256
  Total equity                           1,671            1,706
                                       -------          -------
    Total liabilities and equity       $15,724          $16,029
                                       =======          =======

 Net interest spread                             3.07%            3.27%
                                               ======           ======
 Net interest margin                             4.26%            4.20%
                                               ======           ======
 Average prime rate                              6.22%            5.09%
                                               ======           ======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)
                                                        2009
                                             -------------------------
                                             Second    First   Year To
                                             Quarter  Quarter   Date
                                             -------  -------  -------
 Per Common Share:
 -----------------
 Shares Outstanding (in thousands):
   Average - Basic                            50,416   48,046   49,028
   Average - Diluted(1)                       50,551   48,130   49,138
   Period-end                                 51,471   48,224
 Book value for common shareholders          $ 34.14  $ 33.87
 Closing price:
  High                                       $ 44.14  $ 47.76  $ 47.76
  Low                                          31.87    22.83    22.83
  Period-end                                   36.83    33.77

 Capital Ratios (Dollars in millions):
 -------------------------------------
 Risk-based capital
  Risk-weighted assets(2)                    $13,887  $13,619
  Tier I capital                             $ 1,752  $ 1,635
   Percentage of risk-weighted assets          12.61%   12.00%
  Total capital                              $ 1,987  $ 1,866
   Percentage of risk-weighted assets          14.31%   13.70%
  Tier I leverage ratio                        10.38%   10.30%

 Period-end equity to period-end assets        12.31%   12.10%
 Period-end common shareholders' equity to
  period-end assets                             9.95%    9.65%

 Average equity to average assets              12.35%   12.49%   12.42%
 Average common shareholders' equity to
  average assets                                9.96%    9.96%    9.96%

 Period-end tangible equity to period-end
  tangible assets(3)                            9.77%    9.44%
 Period-end tangible common shareholders'
  equity to period-end tangible assets(3)       7.35%    6.91%

 Average tangible equity to average tangible
  assets(3)                                     9.77%    9.75%    9.76%
 Average tangible common shareholders'
  equity to average tangible assets(3)          7.30%    7.14%    7.22%

                                              2008
                           -------------------------------------------
                           Fourth    Third   Second    First   Year To
                           Quarter  Quarter  Quarter  Quarter   Date
                           -------  -------  -------  -------  -------
 Per Common Share:
 -----------------
 Shares Outstanding (in
  thousands):
  Average - Basic           48,105   47,934   47,849   47,829   47,930
  Average - Diluted(1)      48,280   48,207   48,179   48,185   48,196
  Period-end                48,180   48,155   47,777   47,871
 Book value for common
  shareholders             $ 33.52  $ 33.69  $ 33.80  $ 34.23
 Closing price:
  High                     $ 57.56  $ 65.35  $ 51.75  $ 60.00  $ 65.35
  Low                        34.97    37.60    40.98    48.57    34.97
  Period-end                 48.70    54.30    42.07    49.46

 Capital Ratios (Dollars
  in millions):
 -----------------------
 Risk-based capital
  Risk-weighted assets(2)  $13,943  $13,653  $13,546  $13,160
  Tier I capital           $ 1,633  $ 1,246  $ 1,224  $ 1,222
   Percentage of
    risk-weighted assets     11.71%    9.13%    9.03%    9.29%
  Total capital            $ 1,868  $ 1,507  $ 1,483  $ 1,477
    Percentage of
     risk-weighted assets    13.40%  11.04%    10.95%   11.22%
  Tier I leverage ratio      10.44%   8.01%     7.89%    8.06%

 Period-end equity to
  period-end assets          12.34%   10.09%   10.04%   10.45%
 Period-end common
  shareholders' equity to
  period-end assets           9.81%    9.93%    9.88%   10.28%

 Average equity to average
  assets                     11.23%   10.28%   10.43%   10.63%   10.64%
 Average common
  shareholders' equity
    to average assets         9.99%   10.12%   10.27%   10.46%   10.21%

 Period-end tangible equity
  to period-end tangible
  assets(3)                   9.59%    7.18%    7.12%    7.45%
 Period-end tangible common
  shareholders' equity to
  period-end tangible
  assets(3)                   6.99%    7.02%    6.95%    7.29%

 Average tangible equity to
  average tangible
  assets(3)                   8.34%    7.33%    7.47%    7.58%    7.68%
 Average tangible common
  shareholders' equity to
  average tangible
  assets(3)                   7.07%    7.17%    7.31%    7.41%    7.24%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended June 30, 2009
                                                 Standard &
                            Moody's     Fitch      Poor's      DBRS
                           ---------- ---------- ---------- ----------
   City National Bank         Aa3         A-         A-      A (high)
   City National Corporation  A1          A-        BBB+        A

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 (1) Average diluted shares outstanding for prior periods in 2008 have been restated as a result of the adoption of FSP EITF 03-6-1
     "Determining Whether Instruments Granted in Share-Based Payment
     Transactions are Participating Securities".

 (2) In accordance with applicable bank regulatory guidelines, the
     Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then mutliplied by the risk weight associated with that category.
     The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.

 (3) Tangible equity to tangible assets and tangible common
     shareholders' equity to tangible assets are non-GAAP financial measures. For notes on non-GAAP measures, see page 13 of the
     Selected Financial Information.

 CITY NATIONAL CORPORATION
 NON-GAAP FINANCIAL MEASURES
 (unaudited)

 (a) Net income available to common shareholders, excluding securities gains/losses and FDIC special assessment fee

     A reconciliation of the GAAP to non-GAAP measure is set forth below:

                                     Second Quarter     Year To Date
                                          2009              2009
                                    ----------------  ----------------
 (in thousands, except per share               Per               Per
  amounts)                             $      Share      $      Share
 ---------------------------------  -------  -------  -------  -------
 Net income available to common
  shareholders                      $ 1,272  $  0.02    3,231  $  0.06
 Less/Add: Securities (gains)
  losses, after tax                  (1,001)   (0.02)  10,245     0.21
 Add: FDIC special assessment fee,
  after tax                           5,518     0.11    5,518     0.11
                                    -------  -------  -------  -------
 Net income per share, excluding
  securities (gains) losses and
  FDIC special assessment fee       $ 5,789  $  0.11  $18,994  $  0.38
                                    =======  =======  =======  =======

 Management believes these non-GAAP financial measures enhance the comparability of the financial results with prior periods as well as highlight the effects of unusual charges in the periods presented.
 The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze the Company's underlying financial performance without the impact of unusual items.

 (b) Tangible equity and tangible common shareholders' equity ratios

 Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders' equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and noncontrolling interest divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the Company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders' equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

                                     2009                      2008
                    -------------------------------------  -----------
                      Second        First       Year To      Fourth
 (in thousands)       Quarter      Quarter       Date        Quarter
 -----------------  -----------  -----------  -----------  -----------
  Period End:
   Total equity     $ 2,173,916  $ 2,049,370               $ 2,030,434
   Less: Goodwill
    and other
    intangibles        (496,562)    (498,194)                 (500,037)
                    -----------  -----------               -----------

    Tangible
     equity(A)        1,677,354    1,551,176                 1,530,397
   Less:
    Noncontrolling
    interest            (25,387)     (25,441)                  (25,441)
   Less: Preferred
    stock              (391,091)    (390,590)                 (390,089)
                    -----------  -----------               -----------

    Tangible common
     shareholders'
     equity(B)      $ 1,260,876  $ 1,135,145               $ 1,114,867

  Total assets      $17,660,785  $16,933,530               $16,455,515
  Less: Goodwill and
   other intangibles   (496,562)    (498,194)                 (500,037)
                    -----------  -----------               -----------

   Tangible
    assets(C)       $17,164,223  $16,435,336               $15,955,478

  Period-end
   tangible equity
   to period-end
   tangible assets
   (A)/(C)                 9.77%        9.44%                     9.59%
  Period-end
   tangible common
   shareholders'
   equity to
   period-end
   tangible assets
   (B)/(C)                 7.35%        6.91%                     6.99%

 Average Balance:
  Total equity      $ 2,145,859  $ 2,050,401  $ 2,098,394  $ 1,818,392
  Less: Goodwill and
   other intangibles   (497,487)    (499,229)    (498,353)    (510,125)
                    -----------  -----------  -----------  -----------
   Tangible
    equity(D)         1,648,372    1,551,172    1,600,041    1,308,267
  Less:
   Noncontrolling
   interest             (25,438)     (25,441)     (25,439)     (25,455)
  Less: Preferred
   stock               (390,838)    (390,348)    (390,594)    (174,677)
                    -----------  -----------  -----------  -----------
   Tangible common
    shareholders'
    equity(E)       $ 1,232,096  $ 1,135,383  $ 1,184,008  $ 1,108,135

  Total assets      $17,369,311  $16,411,240  $16,892,922  $16,191,243
  Less: Goodwill and
   other intangibles   (497,487)    (499,229)    (498,353)    (510,125)
                    -----------  -----------  -----------  -----------
   Tangible
    assets(F)       $16,871,824  $15,912,011  $16,394,569  $15,681,118

  Average tangible
   equity to average
   tangible assets
   (D)/(F)                 9.77%        9.75%        9.76%        8.34%
  Average tangible
   common
   shareholders'
   equity to average
   tangible assets
   (E)/(F)                 7.30%        7.14%        7.22%        7.07%

                                           2008
                    --------------------------------------------------
                       Third       Second        First       Year To
 (in thousands)       Quarter      Quarter      Quarter       Date
 -----------------  -----------  -----------  -----------  -----------
  Period End:
   Total equity     $ 1,647,844  $ 1,640,714  $ 1,664,311
   Less: Goodwill
    and other
    intangibles        (512,297)    (514,584)    (514,811)
                    -----------  -----------  -----------
    Tangible
     equity(A)        1,135,547    1,126,130    1,149,500
   Less:
    Noncontrolling
    interest            (25,463)     (25,710)     (25,653)
   Less: Preferred
    stock                    --           --           --
                    -----------  -----------  -----------
    Tangible common
     shareholders'
     equity(B)      $ 1,110,084  $ 1,100,420  $ 1,123,847

  Total assets      $16,330,868  $16,339,258  $15,934,032
  Less: Goodwill and
   other intangibles   (512,297)    (514,584)    (514,811)
                    -----------  -----------  -----------
   Tangible
    assets(C)       $15,818,571  $15,824,674  $15,419,221

  Period-end
   tangible equity
   to period-end
   tangible assets
   (A)/(C)                 7.18%        7.12%        7.45%
  Period-end
   tangible common
   shareholders'
   equity to
   period-end
   tangible assets
   (B)/(C)                 7.02%        6.95%        7.29%

 Average Balance:
  Total equity      $ 1,657,813  $ 1,676,430  $ 1,671,030  $ 1,706,092
  Less: Goodwill and
   other intangibles   (513,609)    (513,791)    (518,913)    (514,097)
                    -----------  -----------  -----------  -----------
   Tangible
    equity(D)         1,144,204    1,162,639    1,152,117    1,191,995
  Less:
   Noncontrolling
   interest             (25,612)     (25,677)     (25,608)     (25,588)
  Less: Preferred
   stock                     --           --           --      (43,908)
                    -----------  -----------  -----------  -----------
   Tangible common
    shareholders'
    equity(E)       $ 1,118,591  $ 1,136,962  $ 1,126,509  $ 1,122,499

  Total assets      $16,120,584  $16,077,156  $15,723,507  $16,028,821
  Less: Goodwill and
   other intangibles   (513,609)    (513,791)    (518,913)    (514,097)
                    -----------  -----------  -----------  -----------
   Tangible
    assets(F)       $15,606,975  $15,563,365  $15,204,594  $15,514,724

  Average tangible
   equity to average
   tangible assets
   (D)/(F)                 7.33%        7.47%        7.58%        7.68%
  Average tangible
   common
   shareholders'
   equity to average
   tangible assets
   (E)/(F)                 7.17%        7.31%        7.41%        7.24%

 CITY NATIONAL CORPORATION
 NON-GAAP FINANCIAL MEASURES (continued)
 (unaudited)

 (c) Tier 1 common shareholders' equity to risk-based assets

 The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing
 (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b)
 risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines.
 This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies, including the Federal Reserve in the
 Supervisory Capital Assessment Program, to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

 Tier 1 capital was $1.75 billion as of June 30, 2009. To calculate
 Tier 1 common shareholders' equity, Tier 1 capital was reduced by preferred stock of $391.1 million, noncontrolling interest in subsidiaries of $62.1 million and trust preferred securities of
 $5.2 million, resulting in Tier 1 common shareholders' equity of
 $1.29 billion as of June 30, 2009. Refer to page 12 of the Selected
 Financial Information for risk-weighted assets as of June 30, 2009.

 (d) Noninterest expense, excluding higher FDIC costs

 Noninterest expense for the three-months ending June 30, 2009 was
 $144.1 million, an increase of 3 percent compared to the three-months ending June 30, 2008. Noninterest expense, excluding higher FDIC costs of $10.8 million (which includes the special assessment fee), was
 $133.3 million, a decrease of 5 percent compared to the three-months ending June 30, 2008.

 Noninterest expense for the six-months ending June 30, 2009 was
 $277.1 million, a decrease of 2 percent compared to the six-months ending June 30, 2008. Noninterest expense, excluding higher FDIC costs of $10.8 million (which includes the special assessment fee), was
 $266.3 million, a decrease of 5 percent compared to the six-months ending June 30, 2008.

 Management believes these non-GAAP financial measures enhance the comparability of the financial results with prior periods as well as highlight the effects of unusual charges in the periods  presented.
 The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze the Company's underlying financial performance without the impact of unusual items.

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 14117727